                     AMENDMENT NO. 2 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                                     C Class

         THIS AMENDMENT NO. 2 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 3rd day of December, 2001, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Individual Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and
Individual Shareholder Services Plan dated September 16, 2000, to be effective
May 1, 2001 and amended August 1, 2001 (the "Plan"); and

         WHEREAS, management had previously recommended to the Board of
Directors of American Century Mutual Funds, Inc. and the Board of Trustees of
American Century Investment Trust, and the Boards had approved, a merger between
High-Yield Fund, a series of American Century Mutual Funds, Inc. and a new series of American Century Investment Trust titled High-Yield Fund; and

         WHEREAS, management has proposed additional changes that eliminate the proposed merger and the Board of Directors of American Century Mutual Funds,
Inc. has terminated the merger agreement between the two funds; and

         WHEREAS, the parties desire to amend the Plan to eliminate High-Yield
Fund;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         2. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 2.

         3. In the event of a conflict between the terms of this Amendment No. 2 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 2 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 2, the parties hereby confirm and ratify the Plan.

         4. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

                                    AMERICAN CENTURY CALIFORNIA TAX-FREE
                                    AND MUNICIPAL FUNDS
                                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                    AMERICAN CENTURY INVESTMENT TRUST
                                    AMERICAN CENTURY MUNICIPAL TRUST
                                    AMERICAN CENTURY TARGET MATURITIES TRUST
                                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                                    BY:  /*/Charles A. Etherington
                                            Charles A. Etherington
                                            Vice President of each of the Issuers

SCHEDULE A

Series Offering C Class Shares

Series                                                        Date Plan Adopted
------                                                        -----------------

Fixed Income Funds

AMERICAN CENTURY CALIFORNIA TAX-FREE AND
MUNICIPAL FUNDS
>> California High-Yield Municipal                            May 1, 2001
>> California Insured Tax-Free                                May 1, 2001
>> California Intermediate-Term Tax-Free                      May 1, 2001
>> California Long-Term Tax-Free                              May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST
>> Ginnie Mae Fund (formerly GNMA Fund)                       May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST
>> Prime Money Market Fund                                    May 1, 2001

AMERICAN CENTURY MUNICIPAL TRUST
>>    Arizona Municipal Bond Fund (formerly Arizona           May 1, 2001
      Intermediate-Term Municipal Fund)
>>    Florida Municipal Bond Fnd (formerly Florida            May 1, 2001
      Intermediate-Term Municipal Fund)
>>    High-Yield Municipal Fund                               May 1, 2001
>>    Tax-Free Bond Fund (formerly                            May 1, 2001
      Intermediate-Term Tax-Free Fund)

AMERICAN CENTURY TARGET MATURITIES TRUST
>>    Target 2030 Fund                                        May 1, 2001

Equity Funds

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
>>    Equity Growth Fund                                      May 1, 2001
>>    Income & Growth Fund                                    May 1, 2001

By: /*/Charles A. Etherington
Name:  Charles A. Etherington
Title: Vice President
Date:  December 3, 2001